Exhibit 99.1

Strategic Education, Inc. Reports First Quarter 2022 Results

HERNDON, Va.--(BUSINESS WIRE)--April 28, 2022--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2022.

“We are pleased with continued stabilization of enrollment within the U.S. Higher Education segment during the first quarter of 2022,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We are also encouraged by continued progress within Education Technology Services, especially the growth in Sophia Learning, and are optimistic about demand in Australia/New Zealand as borders have opened and international students are returning.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended March 31

  Revenue decreased 10.8% to $258.9 million compared to $290.3 million for the same period in 2021. Adjusted revenue, which is a non-GAAP financial measure, decreased 11.5% to $258.9 million compared to $292.6 million for the same period in 2021. [Adjusted results for 2021 exclude foreign currency exchange impacts and are therefore not directly comparable to adjusted results previously reported for the three months ended March 31, 2021.] For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $13.4 million or 5.2% of revenue, compared to $12.0 million or 4.1% of revenue for the same period in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $19.4 million compared to $52.9 million for the same period in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 7.5% compared to 18.1% for the same period in 2021.
  Net income was $7.0 million compared to $9.6 million for the same period in 2021. Adjusted net income, which is a non-GAAP financial measure, was $13.1 million compared to $37.0 million for the same period in 2021.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $38.4 million compared to $70.6 million for the same period in 2021.
  Diluted earnings per share was $0.29 compared to $0.40 for the same period in 2021. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.54 from $1.53 for the same period in 2021. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.53. Diluted weighted average shares outstanding decreased to 24,114,000 from 24,153,000 for the same period in 2021.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the first quarter, student enrollment within USHE decreased 12.6% to 78,172 compared to 89,482 for the same period in 2021.
  For the first quarter, FlexPath enrollment was 20% of USHE enrollment compared to 17% for the same period in 2021.
  Revenue decreased 13.6% to $195.8 million in the first quarter of 2022 compared to $226.5 million for the same period in 2021, driven by lower first quarter enrollment and slightly lower revenue-per-student.
  Income from operations decreased to $15.5 million in the first quarter of 2022 from $47.8 million for the same period in 2021. The operating income margin was 7.9%, compared to 21.1% for the same period in 2021.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the first quarter, employer affiliated enrollment was 23.0% of USHE enrollment compared to 20.7% for the same period in 2021.
  As of March 31, 2022, Workforce Edge had a total of 37 corporate agreements, collectively employing approximately 920,000 employees.
  Revenue increased 16.4% to $14.6 million in the first quarter of 2022 compared to $12.5 million for the same period in 2021, driven by growth in Sophia Learning subscriptions.
  Income from operations decreased to $4.7 million in the first quarter of 2022 from $5.9 million for the same period in 2021. The operating income margin was 32.3%, compared to 47.0% for the same period in 2021.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the first quarter, student enrollment within ANZ decreased 4.2% to 20,575 compared to 21,469 for the same period in 2021.
  Revenue decreased 5.4% to $48.5 million in the first quarter of 2022 compared to $51.3 million for the same period in 2021. Adjusted revenue, which is a non-GAAP financial measure, decreased 9.3% to $48.5 million compared to $53.5 million for the same period in 2021.
  Loss from operations was $0.7 million in the first quarter of 2022 compared to loss from operations of $2.9 million for the same period in 2021. Adjusted loss from operations, which is a non-GAAP financial measure, was $0.7 million compared to adjusted loss from operations of $0.7 million for the same period in 2021.

BALANCE SHEET AND CASH FLOW

At March 31, 2022, Strategic Education had cash, cash equivalents, and marketable securities of $321.5 million, and $141.7 million outstanding under its revolving credit facility. For the first three months of 2022, cash provided by operations was $56.6 million compared to $78.8 million for the same period in 2021. Capital expenditures for the first three months of 2022 were $9.7 million compared to $12.7 million for the same period in 2021. Capital expenditures for 2022 are expected to be approximately $50 million.

For the first quarter of 2022, consolidated bad debt expense as a percentage of revenue was 2.8%, compared to 3.7% of revenue and adjusted revenue, which is a non-GAAP financial measure, for the same period in 2021.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on June 6, 2022 to shareholders of record as of May 27, 2022.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its first quarter 2022 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended March 31,
	2021	2022
Revenues	$290,336	$258,855
Costs and expenses:
Instructional and support costs	152,805	144,624
General and administration	86,845	94,784
Amortization of intangible assets	19,407	3,738
Merger and integration costs	1,012	410
Restructuring costs	18,267	1,858
Total costs and expenses	278,336	245,414
Income from operations	12,000	13,441
Other income (expense)	2,167	(1,171)
Income before income taxes	14,167	12,270
Provision for income taxes	4,590	5,241
Net income	$9,577	$7,029
Earnings per share:
Basic	$0.40	$0.29
Diluted	$0.40	$0.29
Weighted average shares outstanding:
Basic	23,974	23,948
Diluted	24,153	24,114

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$268,918	$293,419
Marketable securities	6,501	6,785
Tuition receivable, net	51,277	64,798
Income taxes receivable	313	—
Other current assets	40,777	52,846
Total current assets	367,786	417,848
Property and equipment, net	150,589	152,742
Right-of-use lease assets	149,587	146,508
Marketable securities, non-current	23,377	21,277
Intangible assets, net	276,380	276,267
Goodwill	1,285,864	1,303,175
Other assets	52,297	50,066
Total assets	$2,305,880	$2,367,883

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$95,518	$103,934
Income taxes payable	—	9,422
Contract liabilities	73,232	115,647
Lease liabilities	27,005	25,833
Total current liabilities	195,755	254,836
Long-term debt	141,630	141,743
Deferred income tax liabilities	44,595	39,974
Lease liabilities, non-current	162,821	158,930
Other long-term liabilities	47,089	48,087
Total liabilities	591,890	643,570
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,592,098 and 24,963,542 shares issued and outstanding at December 31, 2021 and March 31, 2022, respectively	246	250
Additional paid-in capital	1,529,969	1,528,328
Accumulated other comprehensive income	9,203	29,185
Retained earnings	174,572	166,550
Total stockholders’ equity	1,713,990	1,724,313
Total liabilities and stockholders’ equity	$2,305,880	$2,367,883

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended March 31,
	2021	2022
Cash flows from operating activities:
Net income	$9,577	$7,029
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	138	138
Amortization of investment discount/premium	24	15
Depreciation and amortization	34,571	16,272
Deferred income taxes	(8,898)	(4,955)
Stock-based compensation	3,900	5,068
Impairment of right-of-use lease assets	14,388	—
Changes in assets and liabilities:
Tuition receivable, net	(13,417)	(12,669)
Other assets	(9,897)	(6,374)
Accounts payable and accrued expenses	(10,276)	2,972
Income taxes payable and income taxes receivable	12,777	9,660
Contract liabilities	46,872	41,012
Other liabilities	(978)	(1,573)
Net cash provided by operating activities	78,781	56,595

Cash flows from investing activities:
Purchases of property and equipment	(12,650)	(9,686)
Proceeds from marketable securities	1,930	1,100
Other investments	(72)	(175)
Net cash used in investing activities	(10,792)	(8,761)

Cash flows from financing activities:
Common dividends paid	(14,778)	(15,018)
Net payments for stock awards	(2,326)	(2,849)
Repurchase of common stock	—	(3,961)
Net cash used in financing activities	(17,104)	(21,828)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(866)	2,097
Net increase in cash, cash equivalents, and restricted cash	50,019	28,103
Cash, cash equivalents, and restricted cash — beginning of period	202,020	279,212
Cash, cash equivalents, and restricted cash — end of period	$252,039	$307,315

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended March 31,
	2021	2022
Revenues:
U.S. Higher Education	$226,547	$195,766
Australia/New Zealand	51,265	48,512
Education Technology Services	12,524	14,577
Consolidated revenues	$290,336	$258,855
Income (loss) from operations:
U.S. Higher Education	$47,754	$15,483
Australia/New Zealand	(2,949)	(749)
Education Technology Services	5,881	4,713
Amortization of intangible assets	(19,407)	(3,738)
Merger and integration costs	(1,012)	(410)
Restructuring costs	(18,267)	(1,858)
Consolidated income from operations	$12,000	$13,441

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 29.2% and 30.0% for the three months ended March 31, 2021 and 2022, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended March 31, 2022 are also presented on a constant currency basis utilizing an exchange rate of 0.7728 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM
OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED
EPS
(in thousands, except per share data)

		For the three months ended March 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$290,336	$2,223	$—	$—	$—	$—	$292,559
Total costs and expenses	$278,336	$(19,407)	$(1,012)	$(18,267)	$—	$—	$239,650
Income from operations	$12,000	$21,630	$1,012	$18,267	$—	$—	$52,909
Operating margin	4.1%						18.1%
Income before income taxes	$14,167	$21,630	$1,012	$18,267	$(2,783)	$—	$52,293
Net income	$9,577	$21,630	$1,012	$18,267	$(2,783)	$(10,688)	$37,015

Earnings per share:
Diluted	$0.40						$1.53

Weighted average shares outstanding:
Diluted	24,153						24,153
		For the three months ended March 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$258,855	$—	$—	$—	$—	$—	$258,855
Total costs and expenses	$245,414	$(3,738)	$(410)	$(1,858)	$—	$—	$239,408
Income from operations	$13,441	$3,738	$410	$1,858	$—	$—	$19,447
Operating margin	5.2%						7.5%
Income before income taxes	$12,270	$3,738	$410	$1,858	$387	$—	$18,663
Net income	$7,029	$3,738	$410	$1,858	$387	$(358)	$13,064

Earnings per share:
Diluted	$0.29						$0.54

Weighted average shares outstanding:
Diluted	24,114						24,114
(1)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company, including a premerger litigation settlement, and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.2% and 30.0% for the three months ended March 31, 2021 and 2022, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q1 2022 AS ADJUSTED ON A CONSTANT CURRENCY BASIS
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$258,855	$2,886	$261,741
Total costs and expenses	$239,408	$3,150	$242,558
Income from operations	$19,447	$(264)	$19,183
Operating margin	7.5%		7.3%
Income before income taxes	$18,663	$(268)	$18,395
Net income	$13,064	$(210)	$12,854

Earnings per share:
Diluted	$0.54		$0.53

Weighted average shares outstanding:
Diluted	24,114		24,114
(1)

Reflects an adjustment to translate foreign currency results for the three months ended March 31, 2022 at a constant exchange rate of 0.7728 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended
	March 31,
	2021	2022
Revenues:
U.S. Higher Education	$226,547	$195,766
Australia/New Zealand	51,265	48,512
Education Technology Services	12,524	14,577
Consolidated revenues	290,336	258,855

Adjustments to consolidated revenues:
U.S. Higher Education	—	—
Australia/New Zealand(1)	2,223	—
Education Technology Services	—	—
Total adjustments to consolidated revenues	2,223	—

Adjusted revenues by segment:
U.S. Higher Education	226,547	195,766
Australia/New Zealand	53,488	48,512
Education Technology Services	12,524	14,577
Adjusted consolidated revenues	$292,559	$258,855

Income (loss) from operations:
U.S. Higher Education	$47,754	$15,483
Australia/New Zealand	(2,949)	(749)
Education Technology Services	5,881	4,713
Amortization of intangible assets	(19,407)	(3,738)
Merger and integration costs	(1,012)	(410)
Restructuring costs	(18,267)	(1,858)
Consolidated income from operations	12,000	13,441

Adjustments to consolidated income from operations:
Australia/New Zealand(1)	2,223	—
Amortization of intangible assets	19,407	3,738
Merger and integration costs	1,012	410
Restructuring costs	18,267	1,858
Total adjustments to consolidated income from operations	40,909	6,006

Adjusted income (loss) from operations by segment:
U.S. Higher Education	47,754	15,483
Australia/New Zealand	(726)	(749)
Education Technology Services	5,881	4,713
Total adjusted income from operations	$52,909	$19,447
(1)

Adjustments to the Australia/New Zealand segment revenue and loss from operations for the three months ended March 31, 2021, include a purchase accounting adjustment of $2.2 million to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended
	March 31,
	2021	2022

Net income	$9,577	$7,029
Provision for income taxes	4,590	5,241
Other (income) expense	(2,167)	1,171
Depreciation and amortization	34,571	16,272
EBITDA (1)	46,571	29,713
Stock-based compensation	3,900	5,068
Merger and integration costs (2)	1,012	463
Restructuring costs (3)	16,231	1,621
Cloud computing amortization (4)	641	1,492
Contract liability adjustment (5)	2,223	—
Adjusted EBITDA (1)	$70,578	$38,357
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company, including a premerger litigation settlement, and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.1 million of depreciation and amortization for the three months ended March 31, 2022.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Excludes $2.0 million and $0.2 million of depreciation and amortization expense for the three months ended March 31, 2021 and 2022, respectively.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com